UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2014, the Boards of Directors of Old Line Bancshares, Inc. (the “Registrant”) and its wholly-owned subsidiary, Old Line Bank, appointed Elise M. Hubbard as Chief Financial Officer. Ms. Hubbard, 41, has held various positions at the Bank since 2006, including Senior Vice President, Vice President, Assistant Vice President, Senior Accountant and Accounting Administrator.  She holds a B.S. in Accounting with minors in Business Management and Human Resources from the University of Maryland.

Ms. Hubbard is an at-will employee with a current annual salary of $125,000.  She is entitled to participate in any health and other benefit programs generally offered to Old Line Bank’s employees.

Ms. Hubbard assumes the Chief Financial Officer role from Mark Semanie who had served as Acting Chief Financial Officer since May 2013. Mr. Semanie will remain in his positions as Executive Vice President and Chief Operating Officer.

The press release announcing Mr. Miller’s appointment is attached as exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1   Press Release dated May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: May 2, 2014	By:	/s/ Mark A. Semanie
Mark A. Semanie, Chief Operating Officer